Exhibit 3.21

CERTIFICATE OF INCORPORATION

OF

ENTERCOM CAPITAL, INC.

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

Entercom Capital, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH; The aggregate number of all classes of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value of $.01 per share.

No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate or Incorporation, as amended from time to time.

At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

FIFTH: The name and address of the Incorporator is as follows:

Jennifer A. Kate

Latham & Watkins

1001 Pennsylvania Avenue, NW

Suite 1300

Washington, D.C. 20004

SIXTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of February, 2002

/s/ Jennifer A. Kate
Jennifer A. Kate
Incorporator

ENTERCOM CAPITAL, INC.

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

Entercom Capital, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. The present registered agent of the Corporation is The Corporation Trust Company.

2. The Board of Directors of Entercom Capital, Inc. adopted a resolution on the 13th day of August, 2003 which authorized the Corporation to change (i) the Registered Agent of the Corporation to SR Services, LLC and (ii) the Registered Office of the Corporation to 919 North Market Street, Suite 600, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Change of Registered Agent as of the 13th day of August, 2003.

/s/ John C. Donlevie
Name: John C. Donlevie
Title: Executive Vice President & Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Entercom Capital Inc.                                                                                                                                       ,

a Delaware Corporation, on this                                     18th                                                                                                            day of

October                         , A.D.                         2010                                         , do hereby resolve and order that the

location of the Registered Office of this Corporation within this State be, and the

same hereby is                                      CORPORATION TRUST CENTER

                                     1209 Orange Street, in the City of                                      Wilmington                                                              ,

County of                  New Castle                             Zip Code                              19801                                                                          .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is

                                         THE CORPORATION TRUST COMPANY                                                                                                   .

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be

signed by an authorized officer, the                              18th                      day of                          October                                              ,

A.D.,          2010         .

By:	/S/ Andrew P. Sutor, IV
Authorized Officer

Name:	Andrew P. Sutor, IV
Print or Type

Title:	Vice President